UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2006

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal	I.R.S. Employer
File Number	Executive Offices and Telephone Number	Identification No.
1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-3217752

1-2198	The Detroit Edison Company	38-0478650
(a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On August 31, 2006, The Detroit Edison Company (“Detroit Edison”), a wholly-owned subsidiary of DTE Energy Company (“DTE Energy”), issued a News Release announcing that it has reached a settlement with the Michigan Public Service Commission (“MPSC”) regarding Detroit Edison’s show cause proceeding and has posted a Summary of Detroit Edison’s Settlement Agreement with the MPSC to the DTE Energy website at www.dteenergy.com/investors.
     For a detailed discussion, please see Detroit Edison’s News Release dated August 31, 2006, and the Summary of Detroit Edison’s Settlement Agreement with the MPSC dated August 31, 2006, attached as Exhibit 99.1 and Exhibit 99.2 respectively and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
99.1	News Release of Detroit Edison dated August 31, 2006.

99.2	Summary of Detroit Edison’s Settlement Agreement with the MPSC.
Forward-Looking Statements:
     This Form 8-K contains forward-looking statements that are subject to various assumptions, risks, and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and Detroit Edison’s 2005 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially. DTE Energy and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information of future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 31, 2006	DTE ENERGY COMPANY
(Registrant)

/s/ Daniel G. Brudzynski Daniel G. Brudzynski
Vice President

THE DETROIT EDISON COMPANY
(Registrant)

/s/ Daniel G. Brudzynski Daniel G. Brudzynski
Vice President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	News Release of Detroit Edison dated August 31, 2006.

99.2	Summary of Detroit Edison’s Settlement Agreement with the MPSC.